UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2005 (March 21, 2005)

Behringer Harvard Short-Term Opportunity
Fund I LP
(Exact Name of Registrant as Specified in Its Charter)

Texas	333-100125	71-0897614
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas
75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1620
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On March 21, 2005, Behringer Harvard Short-Term Opportunity Fund I LP (the “Registrant”) entered into an assignment from Harvard Property Trust, LLC, an affiliated entity, of a contract to purchase property located at 250/290 East John Carpenter Freeway in Irving, Texas (the “Property”) from Martel Office Buildings I, LLC, an unaffiliated third party. The Property consists of a three-story office building built in 1976 and two connected seven-story towers, each built in 1983. The three-building complex contains approximately 536,241 rentable square feet located on approximately 15.3 acres of land. The contract price for the Property is $29,250,000, excluding closing costs. The Registrant intends to use proceeds from its public offering of limited partnership units to pay a portion of the purchase price and the remaining amount will be financed. An earnest money deposit of $1,250,000 was made by the Registrant on March 21, 2005, and an additional earnest money deposit of $1,000,000 will be paid on or before April 4, 2005.

The consummation of the purchase of the Property is subject to substantial conditions. The Registrant’s decision to consummate the acquisition of the Property will generally depend upon:

•	the satisfaction of the conditions to the acquisition contained in the relevant contracts;
•	no material adverse change occurring relating to the property or in the local economic conditions;
•	the Registrant’s receipt of sufficient financing proceeds to make this acquisition; and
•	the Registrant’s receipt of satisfactory due diligence information including appraisals, environmental reports and lease information.

Other properties may be identified in the future that the Registrant may acquire before or instead of the Property. At the time of this filing, the Registrant cannot make any assurances that the closing of this acquisition is probable.

In evaluating the Property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, the Registrant has considered a variety of factors including overall valuation of net rental income, location, demographics, quality of tenant, length of lease, price per square foot, occupancy and the fact that the overall rental rate at the Property is comparable to market rates. The Registrant believes that this property is well located, has acceptable roadway access, is well maintained and has been professionally managed. The Property will be subject to competition from similar office buildings within its market area, and its economic performance could be affected by changes in local economic conditions. The Registrant did not consider any other factors materially relevant to the decision to acquire this property.

Item 9.01    Financial Statements and Exhibits.

(c)  Exhibits.

The following exhibits are filed herewith in accordance with Item 601 of Regulation S-K:

99.1	Purchase and Sale Agreement by and between Martel Office Buildings I, LLC and Harvard Property Trust, LLC dated March 18, 2005.

99.2	Assignment of Agreement of Purchase and Sale by Harvard Property Trust, LLC to Behringer Harvard Short-Term Opportunity Fund I LP effective March 21, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Behringer Harvard Short-Term Opportunity Fund I LP

	By:	Behringer Harvard Advisors II LP
Co-General Partner

Dated: March 25, 2005	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer and Treasurer

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